CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Post-Effective Amendment to Registration Statement No. 33-4959 on Form N-1A of Alger Concentrated Equity Fund and Alger AI Enablers & Adopters Fund of The Alger Funds.

/s/ Deloitte & Touche LLP
New York, New York
March 28, 2024